                    AMENDMENT TO CUSTODIAN CONTRACT/AGREEMENT

         This Amendment to the respective Custodian Contract/Agreement is made as of February 22, 1999 by and between each of the funds listed on Schedule D (including any series thereof, each, a "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract/Agreement referred to below.

         WHEREAS, each Fund and the Custodian have entered into a Custodian Contract/Agreement dated as of the dates set forth on Schedule D (each contract, as amended, a "Contract"); and

         WHEREAS, each Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, each Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the Funds held outside of the United States.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, to add the following new provisions which supersede the provisions in the existing contracts relating to the custody of assets of the Funds outside the United States.

3.       THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

3.1.     DEFINITIONS.

Capitalized terms in this Article 3 shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment; economic and financial infrastructure; systemic custody and securities settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act, except that the term does not include Mandatory Securities Depositories.

"Foreign Assets" means any of the Funds' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Funds' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(2) of Rule 17f-5.

"Mandatory Securities Depository" means a foreign securities depository or clearing agency that, either as a legal or practical matter, must be used if the Fund determines to place Foreign Assets in a country outside the United States
(i) because required by law or regulation; (ii) because securities cannot be withdrawn from such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency is not consistent with systemic custodial or market practices.

3.2.     DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

Each Fund, by resolution adopted by its Board of Trustees/Directors (the "Board"), hereby delegates to the Custodian subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Article 3 with respect to Foreign Assets of the Fund held outside the United States, and the Custodian hereby accepts such delegation, as Foreign Custody Manager with respect to the Funds.

3.3.     COUNTRIES COVERED.

The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Funds which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. Mandatory Securities Depositories are listed on Schedule B to this Contract, which Schedule B may be amended from time to time by the Foreign Custody Manager upon reasonable notice to the Fund. The Foreign Custody Manager will provide amended versions of Schedules A and B in accordance with Section 3.7 of this Article 3.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by a Fund of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by that Fund's Board responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the

Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Fund with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by that Fund's Board to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Fund with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

3.4.     SCOPE OF DELEGATED RESPONSIBILITIES.

         3.4.1.  SELECTION OF ELIGIBLE FOREIGN CUSTODIANS.

Subject to the provisions of this Article 3, the Fund's Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time.

In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

         3.4.2.  CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS.

The Foreign Custody Manager shall determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

         3.4.3.  MONITORING.

In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian (or the rules or established practices and procedures in the case of an Eligible Foreign Custodian selected by the Foreign

Custody Manager which is a foreign securities depository or clearing agency that is not a Mandatory Securities Depository). The Foreign Custody Manager shall provide the Board at least annually with information as to the factors used in such monitoring system. If the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.7 hereunder and withdraw the Foreign Assets from such Eligible Foreign Custodian as soon as reasonably practicable.

3.5.     GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY.

For purposes of this Article 3, the Foreign Custody Manager shall have no responsibility for Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios. The Fund and the Custodian each expressly acknowledge that the Foreign Custody Manager shall not be delegated any responsibilities under this Article 3 with respect to Mandatory Securities Depositories.

3.6.     STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF A PORTFOLIO.

In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

3.7.     REPORTING REQUIREMENTS.

The Foreign Custody Manager shall report the placement of Foreign Assets with an Eligible Foreign Custodian, the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board amended Schedules A or B at the end of the calendar quarter in which an amendment to either Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Funds described in this Article 3 promptly after the occurrence of the material change.

3.8.     REPRESENTATIONS WITH RESPECT TO RULE 17f-5.

The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.

3.9.     EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY
         MANAGER.

The Board's delegation to the Custodian as Foreign Custody Manager of the Funds shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective sixty (60) days after receipt by the non-terminating party of such notice.

The provisions of Section 3.3 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Funds with respect to designated countries.

3.10.    MOST FAVORED CLIENT.

If at any time prior to termination of this Amendment, the Custodian, as a matter of standard business practice, accepts delegation as Foreign Custody Manager for its U.S. mutual fund clients on terms of materially greater benefit to the Funds than set forth in this Amendment, the Custodian hereby agrees to negotiate with the Funds in good faith with respect thereto.

4. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUNDS HELD OUTSIDE THE UNITED STATES.

4.1      DEFINITIONS.

Capitalized terms in this Article 4 shall have the following meanings:

"Foreign Securities System" means either a clearing agency or a securities depository listed on Schedule A hereto or a Mandatory Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution (including a foreign branch of the Custodian or another Bank (as defined in Section 2(a)(5) of the 1940 Act)) serving as an Eligible Foreign Custodian.

4.2.     HOLDING SECURITIES.

The Custodian shall identify on its books as belonging to the Funds the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Funds, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, PROVIDED HOWEVER, that (i) the records of the Custodian with respect to foreign securities of the Funds which are maintained in such account shall identify those securities as belonging to the Funds and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3.     FOREIGN SECURITIES SYSTEMS.

Foreign securities shall be maintained in a Foreign Securities System in a designated country only through arrangements implemented by the Foreign Sub-Custodian in such country pursuant to the terms of this Contract.

4.4.     TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

         4.4.1.   DELIVERY OF FOREIGN ASSETS.

The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Funds held by such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         (i) upon the sale of such foreign securities for the Fund in accordance with customary market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

         (ii) in connection with any repurchase agreement related to foreign securities;

         (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

         (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

         (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

         (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with reasonable market custom; PROVIDED that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

         (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

         (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

         (ix) for delivery as security in connection with any borrowing by the Funds requiring a pledge of assets by the Funds;

         (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (xi)     in connection with the lending of foreign securities; and

         (xii) for any other proper purpose, BUT ONLY upon receipt of Proper Instructions specifying the foreign securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper trust\corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

         4.4.2.   PAYMENT OF FUND MONIES.

Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Fund in the following cases only:

         (i) upon the purchase of foreign securities for the Fund, unless otherwise directed by Proper Instructions, in accordance with reasonable market settlement practice in the country where such foreign securities are held or traded, including, without limitation, (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

         (ii) in connection with the conversion, exchange or surrender of foreign securities of the Fund;

         (iii) for the payment of any expense or liability of the Fund, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

         (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Fund, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

         (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (vi) for payment of part or all of the dividends received in respect of securities sold short;

         (vii) in connection with the borrowing or lending of foreign securities; and

         (viii) for any other proper purpose, BUT ONLY upon receipt of Proper Instructions specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper trust\corporate purpose, and naming the person or persons to whom such payment is to be made.

         4.4.3.   MARKET CONDITIONS; MARKET INFORMATION.

Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Funds and delivery of Foreign Assets maintained for the account of the Funds may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs generally accepted by Institutional Clients, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

For purposes of this Agreement, the term "Institutional Clients" means U.S. registered investment companies or major U.S. commercial banks, insurance companies, pension funds or substantially similar institutions which, as a part of their ordinary business operations, purchase or sell securities and make use of global custody services.

The Custodian shall provide to the Board information with respect to material changes in the custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian. The Custodian shall provide, without limitation, information relating to Foreign Securities Systems and other information described in Schedule C. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had previously been provided hereunder and provided further that the Custodian shall in any event provide to the Board at least annually the following information and opinions with respect to the Board approved countries listed on Schedule A:

         (i) legal opinions relating to whether local law restricts with respect to U.S. registered mutual funds (a) access of a fund's independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (b) a fund's ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (c) a fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and
                  (d) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars;

         (ii)     summary of information regarding Foreign Securities Systems;
                  and

         (iii) country profile information containing market practice for (a) delivery versus payment, (b) settlement method, (c) currency restrictions, (d) buy-in practices, (e) foreign ownership limits, and (f) unique market arrangements.


4.5.     REGISTRATION OF FOREIGN SECURITIES.

The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable series or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities, except to the extent that the Fund incurs loss or damage due to failure of such nominee to meet its standard of care set forth in the Contract. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Fund under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.


4.6.     BANK ACCOUNTS.

The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts opened and maintained outside the United States on behalf of a Fund with a Foreign Sub-Custodian shall be subject only to draft or order by the Custodian or such Foreign Sub-Custodian, acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Portfolio.

4.7.     COLLECTION OF INCOME.

The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Funds shall be entitled and shall credit such income, as collected, to the applicable Fund. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8.     SHAREHOLDER RIGHTS.

With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9.     COMMUNICATIONS RELATING TO FOREIGN SECURITIES.

The Custodian shall transmit promptly to the Fund written information (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith) received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Funds. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. Subject to the standard of care to which the Custodian is held under this Agreement, the Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Funds at any time held by it unless
(i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10.    LIABILITY OF FOREIGN SUB-CUSTODIANS AND FOREIGN SECURITIES SYSTEMS.

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties and, to the extent possible, to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At each Fund's election, a Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that a Fund and any applicable series have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11.    TAX LAW.

Except to the extent that imposition of any tax liability arises from the Custodian's failure to perform in accordance with the terms of this Section 4.11 or from the failure of any Foreign Sub-Custodian to perform in accordance with the terms of the applicable subcustody agreement, the Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on a Fund, a series thereof or the Custodian as custodian of the Fund by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of each Fund to notify the Custodian of the obligations imposed on the Fund or the Custodian as custodian of the Fund by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12.    LIABILITY OF CUSTODIAN.

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to a Fund for any loss, liability, claim or expense resulting from or caused by anything which is (A) part of Country Risk or (B) part of the "prevailing country risk" of the Fund, as such term is used in SEC Release Nos. IC-22658; IS-1080 (May 12, 1997) or as such term or other similar terms are now or in the future interpreted by the SEC or by the staff of the Division of Investment Management of the SEC.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

III. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.



WITNESSED BY:                 STATE STREET BANK AND TRUST
                              COMPANY

/s/Marc L. Parsons            By: /s/Ronald E. Logue
------------------                ------------------
Marc L. Parsons                   Ronald E. Logue
Associate Counsel                 Executive Vice President


                              Cash Accumulation Trust
                              Command Government Fund
                              Command Money Fund
                              Command Tax-Free Fund
                              Global Utility Fund, Inc.
                              Nicholas-Applegate Fund, Inc.
                              Prudential 20/20 Focus Fund
                              Prudential Balanced Fund
                              Prudential California Municipal Fund
                              Prudential Developing Markets Fund
                              Prudential Distressed Securities Fund, Inc.
                              Prudential Diversified Bond Fund, Inc.
                              Prudential Diversified Funds
                              Prudential Index Series Fund
                              Prudential Emerging Growth Fund, Inc.
                              Prudential Equity Fund, Inc.
                              Prudential Equity Income Fund
                              Prudential Europe Growth Fund, Inc.
                              Prudential Global Genesis Fund, Inc.
                              Prudential Global Limited Maturity Fund, Inc. Prudential Government Income Fund, Inc.
                              Prudential Government Securities Trust
                              Prudential High Yield Fund, Inc.
                              Prudential High Yield Total Return Fund, Inc. Prudential Institutional Liquidity Portfolio, Inc. Prudential Intermediate Global Income Fund, Inc. Prudential International Bond Fund, Inc.
                              The Prudential Investment Portfolios Fund, Inc. Prudential Mid-Cap Value Fund
                              Prudential MoneyMart Assets, Inc.

                              Prudential Mortgage Income Fund, Inc.
                              Prudential Multi-Sector Fund, Inc.
                              Prudential Municipal Bond Fund
                              Prudential Municipal Series Fund
                              Prudential National Municipals Fund, Inc.
                              Prudential Natural Resources Fund, Inc.
                              Prudential Pacific Growth Fund, Inc.
                              Prudential Real Estate Securities Fund
                              Prudential Small Cap Quantum Fund, Inc.
                              Prudential Small Company Value Fund, Inc.
                              Prudential Special Money Market Fund, Inc.
                              Prudential Structured Maturity Fund, Inc.
                              Prudential Tax-Free Money Fund, Inc.
                              Prudential Tax-Managed Equity Fund
                              Prudential Utility Fund, Inc.
                              Prudential World Fund, Inc.
                              The Global Total Return Fund, Inc.
                              The Target Portfolio Trust
                              The Asia Pacific Fund, Inc.
                              The High Yield Income Fund, Inc.


WITNESSED BY:

By: /s/S. Jane Rose           By: /s/Grace Torres
    ---------------               ---------------
                                  Grace Torres
                                  Treasurer


                              First Financial Fund, Inc.
                              The High Yield Plus Fund, Inc.

WITNESSED BY:

By: /s/Stephanie L. Bourque   By: /s/Arthur J. Brown
    -----------------------       ------------------
                                  Arthur J. Brown
                                  Secretary

                       STATE STREET                                  SCHEDULE A
                  GLOBAL CUSTODY NETWORK
          SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


Country         Subcustodian                         Non-Mandatory Depositories

Argentina       Citibank, N.A.                       --

Australia       Westpac Banking Corporation          --

Austria         Erste Bank der Oesterreichischen     --
                Sparkassen AG

Bahrain         British Bank of the Middle East      --
                (as delegate of The Hongkong and
                Shanghai Banking Corporation Limited)

Bangladesh      Standard Chartered Bank              --

Belgium         Generale de Banque                   --

Bermuda         The Bank of Bermuda Limited          --

Bolivia         Banco Boliviano Americano S.A.       --

Botswana        Barclays Bank of Botswana Limited    --

Brazil          Citibank, N.A.                       --

Bulgaria        ING Bank N.V.                        --

Canada          Canada Trustco Mortgage Company      --

Chile           Citibank, N.A.                       Deposito Central de
                                                     Valores S.A.

People's        The Hongkong and Shanghai            --
Republic        Banking Corporation Limited,
of China        Shanghai and Shenzhen branches

Colombia        Cititrust Colombia S.A.              --
                Sociedad Fiduciaria

                                     14

                       STATE STREET                                  SCHEDULE A
                   GLOBAL CUSTODY NETWORK
           SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


Country         Subcustodian                     Non-Mandatory Depositories

Costa Rica      Banco BCT S.A.                   --

Croatia         Privredna Banka Zagreb d.d       --

Cyprus          Barclays Bank Plc.               --
                Cyprus Offshore Banking Unit

Czech Republic  Ceskoslovenska Obchodni          --
                Banka, A.S.

Denmark         Den Danske Bank                  --

Ecuador         Citibank, N.A.                   --

Egypt           National Bank of Egypt           --

Estonia         Hansabank                        --

Finland         Merita Bank Limited              --

France          Banque Paribas                   --

Germany         Dresdner Bank AG                 --

Ghana           Barclays Bank of Ghana Limited   --

Greece          National Bank of Greece S.A.     The Bank of Greece,
                                                 System for Monitoring
                                                 Transactions in
                                                 Securities in Book-Entry
                                                 Form

Hong Kong       Standard Chartered Bank          --

Hungary         Citibank Budapest Rt.            --

Iceland         Icebank Ltd.

                                     15

                  STATE STREET                                       SCHEDULE A
             GLOBAL CUSTODY NETWORK
     SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


Country      Subcustodian                          Non-Mandatory Depositories

India        Deutsche Bank AG                      --

             The Hongkong and Shanghai
             Banking Corporation Limited

Indonesia    Standard Chartered Bank               --

Ireland      Bank of Ireland                       --

Israel       Bank Hapoalim B.M.                    --

Italy        Banque Paribas                        --

Ivory Coast  Societe Generale de Banques           --
             en Cote d'Ivoire

Jamaica      Scotiabank Jamaica Trust and Merchant --
             Bank Ltd.

Japan        The Daiwa Bank, Limited               Japan Securities
                                                   Depository Center

             The Fuji Bank, Limited

Jordan       British Bank of the Middle East       --
             (as delegate of The Hongkong and
             Shanghai Banking Corporation Limited)

Kenya        Barclays Bank of Kenya Limited        --

Republic     The Hongkong and Shanghai Banking
of Korea     Corporation Limited

Latvia       JSC Hansabank-Latvija                 --

Lebanon      British Bank of the Middle East
             (as delegate of The Hongkong and
             Shanghai Banking Corporation Limited)

                  STATE STREET                                       SCHEDULE A
            GLOBAL CUSTODY NETWORK
     SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country       Subcustodian                           Non-Mandatory Depositories

Lithuania     Vilniaus Bankas AB                     --

Malaysia      Standard Chartered Bank                --
              Malaysia Berhad

Mauritius     The Hongkong and Shanghai              --
              Banking Corporation Limited

Mexico        Citibank Mexico, S.A.                  --

Morocco       Banque Commerciale du Maroc            --

Namibia       (via) Standard Bank of South Africa    --

The
Netherlands   MeesPierson N.V.                       --

New Zealand   ANZ Banking Group                      --
              (New Zealand) Limited

Norway        Christiania Bank og                    --
              Kreditkasse

Oman          British Bank of the Middle East        --
              (as delegate of The Hongkong and
              Shanghai Banking Corporation Limited)

Pakistan      Deutsche Bank AG                       --

Peru          Citibank, N.A.                         --

Philippines   Standard Chartered Bank                --

Poland        Citibank (Poland) S.A.                 --
              Bank Polska Kasa Opieki S.A.

Portugal      Banco Comercial Portugues              --

                                     17

                      STATE STREET                                   SCHEDULE A
                 GLOBAL CUSTODY NETWORK
          SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


Country          Subcustodian                              Non-Mandatory Depositories

Romania          ING Bank N.V.                             --

Russia           Credit Suisse First Boston AO, Moscow    --
                 (as delegate of Credit Suisse
                 First Boston, Zurich)

Singapore        The Development Bank                      --
                 of Singapore Limited

Slovak Republic  Ceskoslovenska Obchodni Banka, A.S.       --

Slovenia         Bank Austria d.d. Ljubljana               --

South Africa     Standard Bank of South Africa Limited     --

Spain            Banco Santander, S.A.                     --

Sri Lanka        The Hongkong and Shanghai                 --
                 Banking Corporation Limited

Swaziland        Standard Bank Swaziland Limited           --

Sweden           Skandinaviska Enskilda Banken             --

Switzerland      UBS AG                                    --

Taiwan - R.O.C.  Central Trust of China                    --

Thailand         Standard Chartered Bank                   --

Trinidad
& Tobago         Republic Bank Limited                     --

Tunisia          Banque Internationale Arabe de Tunisie    --

Turkey           Citibank, N.A.                            --
                 Ottoman Bank

                    STATE STREET                                     SCHEDULE A
               GLOBAL CUSTODY NETWORK
         SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country           Subcustodian                         Non-Mandatory Depositories

Ukraine           ING Bank, Ukraine                    --

United Kingdom    State Street Bank and Trust Company, --
                  London Branch

Uruguay           Citibank, N.A.                       --

Venezuela         Citibank, N.A.                       --

Zambia            Barclays Bank of Zambia Limited      --

Zimbabwe          Barclays Bank of Zimbabwe Limited    --

Euroclear (The Euroclear System)/State Street London Limited
Cedel, S.A. (Cedel Bank, societe anonyme)/State Street London Limited
INTERSETTLE (for EASDAQ Securities)

* The global custody network approved by each fund is set forth below on Schedules A-1 and A-2.

                                 SCHEDULE  A-1

                            PRUDENTIAL MUTUAL FUNDS
                     STATE STREET GLOBAL CUSTODY NETWORK



Country                                                    Funds
---------------------------------------------------------------------------------------------------------------
Argentina            Mexico                               Global Utility Fund, Inc.
Australia            Morocco                              Prudential 20/20 Focus Fund
Austria              Netherlands                          Prudential Balanced Fund
Bangladesh/+/        New Zealand                          Prudential Equity Fund, Inc.
Belgium              Norway                               Prudential Equity Income Fund
Brazil               Pakistan                             Prudential Developing Markets Fund
Canada               Peru                                 Prudential Diversified Bond Fund, Inc.
Chile                Philippines                          Prudential Distressed Securities Fund, Inc.
China                Poland                               Prudential Diversified Funds
Columbia             Portugal                             Prudential Emerging Growth Fund, Inc.
Cyprus               Russia                               Prudential Global Genesis Fund, Inc.
Czech Republic       Singapore                            Prudential Global Limited Maturity Fund, Inc.
Denmark              Slovak Republic                      Prudential Index Series Fund
Ecuador              South Africa                         Prudential Intermediate Global Income Fund, Inc.
Egypt                Spain                                Prudential International Bond Fund, Inc.
Finland              Sri Lanka                            Prudential Mid-Cap Value Fund
France               Sweden                               Prudential Natural Resources Fund, Inc.
Germany              Switzerland                          Prudential Pacific Growth Fund, Inc.
Ghana                Taiwan                               Prudential Real Estate Securities Fund
Greece               Thailand                             Prudential Small-Cap Quantum Fund, Inc.
Hong Kong            Turkey                               Prudential Small Company Value Fund, Inc.
Hungary              Transnational                        Prudential Tax-Managed Equity Fund
India                United Kingdom                       Prudential Utility Fund, Inc.
Indonesia            Uruguay                              Prudential World Fund, Inc.
Ireland              Venezuela                            The Prudential Investment Portfolios Fund, Inc.
Israel                                                    The Target Portfolio Trust
Italy                                                     The Global Total Return Fund, Inc.
Ivory Coast
Japan
Jordan
Kenya
Korea
Lebanon
Malaysia
---------------------------------------------------------------------------------------------------------------
+    Countries marked by a dagger have been approved only for The Target Portfolio Trust.

                                     SCHEDULE  A-2

                                PRUDENTIAL MUTUAL FUNDS
                          STATE STREET GLOBAL CUSTODY NETWORK

Country                                     Funds
----------------------------------------------------------------------------------------------
United Kingdom                              Cash Accumulation Trust
                                            Command Government Fund
                                            Command Money Fund
                                            Prudential Government Income Fund, Inc.
                                            Prudential High Yield Fund, Inc.
                                            Prudential High Yield Income Fund, Inc.
                                            Prudential Institutional Liquidity Portfolio, Inc.
                                            Prudential MoneyMart Assets, Inc.
                                            Prudential Special Money Market Fund, Inc.
                                            Prudential Structured Maturity Fund, Inc.
----------------------------------------------------------------------------------------------

                                 STATE STREET                      SCHEDULE B
                           GLOBAL CUSTODY NETWORK
                           MANDATORY* DEPOSITORIES


Country                           Mandatory Depositories

Argentina                         Caja de Valores S.A.

Australia                         Austraclear Limited

                                  Reserve Bank Information and
                                  Transfer System

Austria                           Oesterreichische Kontrollbank AG
                                  (Wertpapiersammelbank Division)

Belgium                           Caisse Interprofessionnelle de Depot et
                                  de Virement de Titres S.A.

                                  Banque Nationale de Belgique

Brazil                            Companhia Brasileira de Liquidacao e
                                  Custodia (CBLC)

                                  Bolsa de Valores de Rio de Janeiro
                                  All SSB clients presently use CBLC

                                  Central de Custodia e de Liquidacao
                                  Financeira de Titulos

Canada                            The Canadian Depository
                                  for Securities Limited

People's Republic                 Shanghai Securities Central Clearing
of China                          and Registration Corporation

                                  Shenzhen Securities Central Clearing
                                  Co., Ltd.

Croatia

Czech Republic                    Stredisko cennych papiru

                                  Czech National Bank

Denmark                           Vaerdipapircentralen
                                  (the Danish Securities Center)

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                 STATE STREET                      SCHEDULE B
                           GLOBAL CUSTODY NETWORK
                           MANDATORY* DEPOSITORIES


Country                           Mandatory Depositories

Egypt                             Misr Company for Clearing, Settlement,
                                  and Central Depository

Finland                           The Finnish Central Securities
                                  Depository

France                            Societe Interprofessionnelle
                                  pour la Compensation des
                                  Valeurs Mobilieres (SICOVAM)

Germany                           Deutsche Borse Clearing  AG

Greece                            The Central Securities Depository
                                  (Apothetirion Titlon AE)

Hong Kong                         The Central Clearing and
                                  Settlement System

                                  Central Money Markets Unit

Hungary                           The Central Depository and Clearing
                                  House (Budapest) Ltd. (KELER)
                                  [Mandatory for Gov't Bonds only;
                                  SSB does not use for other securities]

India                             The National Securities Depository Limited

Indonesia                         Bank Indonesia

Ireland                           Central Bank of Ireland
                                  Securities Settlement Office

Israel                            The Tel Aviv Stock Exchange Clearing
                                  House Ltd.

                                  Bank of Israel

Italy                             Monte Titoli S.p.A.

                                  Banca d'Italia

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                 STATE STREET                      SCHEDULE B
                           GLOBAL CUSTODY NETWORK
                           MANDATORY* DEPOSITORIES


Country                           Mandatory Depositories

Japan                             Bank of Japan Net System

Kenya                             Central Bank of Kenya

Republic of Korea                 Korea Securities Depository Corporation

Lebanon The Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (MIDCLEAR) S.A.L.

                                  The Central Bank of Lebanon

Malaysia                          The Malaysian Central Depository Sdn. Bhd.

                                  Bank Negara Malaysia,
                                  Scripless Securities Trading and Safekeeping
                                  System

Mexico                            S.D. INDEVAL, S.A. de C.V.
                                  (Instituto para el Deposito de
                                  Valores)

Morocco                           Maroclear

The Netherlands                   Nederlands Centraal Instituut voor
                                  Giraal Effectenverkeer B.V. (NECIGEF)

                                  De Nederlandsche Bank N.V.

New Zealand                       New Zealand Central Securities
                                  Depository Limited

Norway                            Verdipapirsentralen (the Norwegian
                                  Registry of Securities)

Pakistan                          Central Depository Company of Pakistan
                                  Limited

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                 STATE STREET                      SCHEDULE B
                           GLOBAL CUSTODY NETWORK
                           MANDATORY* DEPOSITORIES


Country                           Mandatory Depositories

Peru                              Caja de Valores y Liquidaciones S.A.
                                  (CAVALI)

Philippines                       The Philippines Central Depository, Inc.

                                  The Registry of Scripless Securities
                                  (ROSS) of the Bureau of the Treasury

Poland The National Depository of Securities (Krajowy Depozyt Papierow Wartosciowych)

                                  Central Treasury Bills Registrar

Portugal                          Central de Valores Mobiliarios (Central)

Romania                           National Securities Clearing, Settlement and
                                  Depository Co.

                                  Bucharest Stock Exchange Registry Division

Singapore                         The Central Depository (Pte)
                                  Limited

                                  Monetary Authority of Singapore

Slovak Republic                   Stredisko Cennych Papierov

                                  National Bank of Slovakia

South Africa                      The Central Depository Limited

Spain                             Servicio de Compensacion y
                                  Liquidacion de Valores, S.A.

                                  Banco de Espana,
                                  Central de Anotaciones en Cuenta

Sri Lanka                         Central Depository System
                                  (Pvt) Limited

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                 STATE STREET                      SCHEDULE B
                           GLOBAL CUSTODY NETWORK
                           MANDATORY* DEPOSITORIES


Country                           Mandatory Depositories

Sweden                            Vardepapperscentralen AB
                                  (the Swedish Central Securities Depository)

Switzerland                       Schweizerische Effekten - Giro AG

Taiwan - R.O.C.                   The Taiwan Securities Central
                                  Depository Co., Ltd.

Thailand                          Thailand Securities Depository
                                  Company Limited

Turkey                            Takas ve Saklama Bankasi A.S.
                                  (TAKASBANK)

                                  Central Bank of Turkey

United Kingdom                    The Bank of England,
                                  The Central Gilts Office and
                                  The Central Moneymarkets Office

Uruguay                           Central Bank of Uruguay

Venezuela                         Central Bank of Venezuela

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                        SCHEDULE C

                                    MARKET INFORMATION


PUBLICATION/TYPE OF INFORMATION           BRIEF DESCRIPTION


(Frequency)

THE GUIDE TO CUSTODY IN WORLD MARKETS     An overview of safekeeping and
(annually)                                settlement practices and
                                          procedures in each market in which
                                          State Street Bank and Trust Company
                                          offers custodial services.

GLOBAL CUSTODY NETWORK REVIEW             Information relating to the operating
(annually)                                history and structure of
                                          depositories and subcustodians
                                          located in the markets in which
                                          State Street Bank and Trust Company
                                          offers custodial services,
                                          including transnational
                                          depositories.

GLOBAL LEGAL SURVEY                       With respect to each market in
(annually)                                which State Street Bank and Trust
                                          Company offers custodial services,
                                          opinions relating to whether local
                                          law restricts (i) access of a
                                          fund's independent public
                                          accountants to books and records of
                                          a Foreign Sub-Custodian or Foreign
                                          Securities System, (ii) the Fund's
                                          ability to recover in the event of
                                          bankruptcy or insolvency of a
                                          Foreign Sub-Custodian or Foreign
                                          Securities System, (iii) the Fund's
                                          ability to recover in the event of
                                          a loss by a Foreign Sub-Custodian
                                          or Foreign Securities System, and
                                          (iv) the ability of a foreign
                                          investor to convert cash and cash
                                          equivalents to U.S. dollars.

SUBCUSTODIAN AGREEMENTS                   Copies of the subcustodian
(annually)                                contracts State Street Bank and
                                          Trust Company has entered into with
                                          each subcustodian in the markets in
                                          which State Street Bank and Trust
                                          Company offers subcustody services
                                          to its US mutual fund clients.

Network Bulletins (weekly):               Developments of interest to
                                          investors in the markets in which
                                          State Street Bank and Trust Company
                                          offers custodial services.

Foreign Custody Advisories                With respect to markets in which
(as necessary):                           State Street Bank and Trust Company
                                          offers custodial services which
                                          exhibit special custody risks,
                                          developments which may impact State
                                          Street's ability to deliver
                                          expected levels of service.


                                  SCHEDULE D

                   LIST OF FUNDS, CONTRACTS AND AGREEMENTS

Fund Name                                                   Execution Date
---------                                                   --------------

Cash Accumulation Trust                                     December 12, 1997

Command Government Fund                                     July 1, 1990

Command Money Fund                                          July 1, 1990

Command Tax-Free Fund                                       July 1, 1990

The Global Total Return Fund, Inc.                          September 5, 1990
  (formerly The Global Yield Fund, Inc.)

Prudential 20/20 Focus Fund                                 April 14, 1998

Prudential California Municipal Fund                        August 1, 1990

Prudential Developing Markets Fund                          June 1, 1998

Prudential Distressed Securities Fund, Inc.                 February 8, 1996

Prudential Diversified Bond Fund, Inc.                      January 3, 1995

Prudential Diversified Funds                                September 2, 1998

Prudential Emerging Growth Fund, Inc.                       October 21, 1996

Prudential Equity Fund, Inc.                                August 1, 1990

Prudential Global Limited Maturity Fund, Inc.               October 25, 1990
  (formerly Prudential Short-Term Global
          Income Fund, Inc.)

Prudential Government Income Fund, Inc.                     July 31, 1990
  (formerly Prudential Government Plus Fund)

Prudential Government Securities Trust                      July 26, 1990

Prudential High Yield Fund, Inc.                            July 26, 1990

Prudential High Yield Total Return Fund, Inc.               May 30, 1997

Prudential International Bond Fund, Inc.                    January 16, 1996
  (formerly The Global Government Plus Fund, Inc.)

The Prudential Investment Portfolios Fund, Inc.
  (formerly Prudential Jennison Series Fund, Inc.)          October 27, 1995

Prudential Mid-Cap Value Fund                               April 14, 1998

Prudential MoneyMart Assets, Inc.                           July 25, 1990

Prudential Mortgage Income Fund, Inc.                       August 1, 1990
  (formerly Prudential GNMA Fund, Inc.)

Prudential Multi-Sector Fund, Inc.                          June 1, 1990

Prudential Municipal Series Fund                            August 1, 1990

Prudential National Municipals Fund, Inc.                   July 26, 1990

Prudential Pacific Growth Fund, Inc.                        July 16, 1992

Prudential Real Estate Securities Fund                      February 18, 1998

Prudential Small Cap Quantum Fund, Inc.                     August 1, 1997

Prudential Small Company Value Fund, Inc.                   July 26, 1990
  (formerly Prudential Growth Opportunity Fund, Inc.)

Prudential Special Money Market Fund, Inc.                  January 12, 1990

Prudential Structured Maturity Fund, Inc.                   July 25, 1989

Prudential Tax-Free Money Fund, Inc.                        July 26, 1990

Prudential Utility Fund, Inc.                               June 6, 1990

Prudential World Fund, Inc.                                 June 7, 1990
  (formerly Prudential Global Fund, Inc.)

The Target Portfolio Trust                                  November 9, 1992

Global Utility Fund, Inc.                                   December 21, 1989

Nicholas-Applegate Fund, Inc.                               April 10, 1987

Prudential Balanced Fund                                    September 4, 1987

Prudential Equity Income Fund                               January 6, 1987

Prudential Global Genesis Fund, Inc.                        October 21, 1987

Prudential Institutional Liquidity Portfolio, Inc.          November 20, 1987

Prudential Intermediate Global Income Fund, Inc.            May 19, 1988

Prudential Municipal Bond Fund                              August 25, 1987

Prudential Natural Resources Fund, Inc.                     September 18, 1987

Prudential Tax-Managed Equity Fund                          December 8, 1998

The Asia Pacific Fund                                       April 24, 1987

Duff & Phelps Utilities Tax-Free Income Fund, Inc.          November 21, 1991

First Financial Fund, Inc.                                  May 1, 1986

The High Yield Income Fund, Inc.                            November 6, 1987

The High Yield Plus Fund, Inc.                              March 15, 1988